SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Embrex, Inc.

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EMBREX, INC.

1040 Swabia Court

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2003

To Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Embrex, Inc. (the “Company”), which will be held on Thursday, May 15, 2003, at 9:00 a.m. local time, at the Company’s headquarters at 1040 Swabia Court, Durham, North Carolina for the following purposes:

(1)	To elect a Board of Directors of the Company for the ensuing year.

(2)	To approve amendments to the Company’s Amended and Restated Employee Stock Purchase Plan and Amended and Restated Non-U.S. Employee Stock Purchase Plan which would increase the maximum number of shares of Common Stock available for purchase pursuant to such plans.

(3)	To ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2003.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Shareholders of record at the close of business on March 14, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournment, postponement or continuation of the meeting.

IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CAST YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE, AND ALLOW SUFFICIENT TIME FOR THE POSTAL SERVICE TO DELIVER YOUR PROXY BEFORE THE MEETING. IF VOTING BY TELEPHONE OR ON THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ DON T. SEAQUIST
Don T. Seaquist Secretary

Durham, North Carolina

April 14, 2003

EMBREX, INC.

1040 Swabia Court

Durham, North Carolina 27703

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 15, 2003

SOLICITATION AND VOTING RIGHTS

This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 14, 2003, in connection with the solicitation of proxies by the Board of Directors of Embrex, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters at 1040 Swabia Court, Durham, North Carolina, on May 15, 2003, at 9:00 a.m., local time, and at any adjournment, postponement or continuation of the meeting. All expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors, and employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. Automatic Data Processing has been engaged by the Company to tabulate the proxy voting. The aggregate fees to be paid to Automatic Data Processing are not expected to exceed $20,000.

The purposes of the Annual Meeting are:

(1) to elect six nominees to the Board of Directors;

(2) to approve amendments to the Company’s Amended and Restated Employee Stock Purchase Plan and Amended and Restated Non-U.S. Employee Stock Purchase Plan which would increase the maximum number of shares of Common Stock available for purchase pursuant to such plans;

(3) to ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2003; and

(4) to act upon such other matters as may properly come before the Annual Meeting or any adjournments of the meeting.

The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting or any adjournment of the meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: filing with the Secretary of the Company written notice of revocation, provided such notice is actually received prior to the vote of shareholders; duly executing and filing a subsequent proxy with the Secretary of the Company before the vote of shareholders; or attending the Annual Meeting and voting in person. If the accompanying proxy card is properly voted according to the instructions, the proxy and the shares of the Company represented by the proxy will be voted in the manner directed in the proxy card. If no direction is made, the proxy and such shares will be voted FOR the proposals set forth in the accompanying proxy card and described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments of the meeting, the proxy card will confer discretionary authority to vote and the proxyholders named in the proxy card will vote on any such matters in their discretion.

The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments of the meeting. As of the close of business on March 14, 2003, there were 8,167,479 shares of Common Stock of the Company outstanding and entitled to vote. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share held. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Share Ownership of Management

The following table sets forth certain information, as of March 14, 2003, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person. The percentage is based on 8,167,479 shares outstanding of the Company as of March 14, 2003. The address of the directors, nominees and executive officers is the Company’s address.

Name	Shares Beneficially Owned (1)	Percent of Class
Randall L. Marcuson (2)	309,118	3.8%
C. Daniel Blackshear (3)	37,900	*
David L. Castaldi (4)	12,300	*
Peter J. Holzer (5)	91,350	1.1%
Ganesh M. Kishore, Ph.D (6)	5,000	*
John E. Klein (7)	14,000	*
Don T. Seaquist (8)	85,083	1.0%
David M. Baines, Ph.D. (9)	106,840	1.3%
Catherine A. Ricks, Ph.D. (10)	115,911	1.4%
Brian C. Hrudka (11)	61,895	*
All Directors and Executive Officers as a Group (11 Persons) (12)	883,622	10.8%

* Less than one percent

(1)	The shares of Common Stock and voting rights owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of Common Stock outstanding used to determine the percentage of shares of Common Stock owned by each person and such group, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder’s beneficial ownership but not any other holder’s beneficial ownership.

(2)	Includes 105,272 shares of Common Stock owned my Mr. Marcuson, 6,344 shares of Common Stock owned jointly by Mr. Marcuson and his children and 197,502 shares of Common Stock subject to exercisable options.
(3)	Includes 15,400 shares of Common Stock owned by Mr. Blackshear and 22,500 shares of Common Stock subject to exercisable options.
(4)	Includes 9,800 shares of Common Stock owned by Mr. Castaldi and 2,500 shares owned by Mr. Castaldi’s spouse. Mr. Castaldi disclaims beneficial ownership of the shares held by his spouse.
(5)	Includes 39,000 shares of Common Stock owned by Mr. Holzer, 27,800 shares of Common Stock owned by Mr. Holzer’s spouse, 2,050 shares of Common Stock owned by Mr. Holzer’s children, and 22,500 shares of Common Stock subject to exercisable options. With regard to the shares owned by Mr. Holzer’s children, the children have sole voting power and Mr. Holzer and the children share investment power.
(6)	Includes 5,000 shares of Common Stock subject to exercisable options.
(7)	Includes 5,000 shares of Common Stock held by trust for the benefit of Mr. Klein and 9,000 shares of Common Stock subject to exercisable options.
(8)	Includes 833 shares of Common Stock owned by Mr. Seaquist and 84,250 shares of Common Stock subject to exercisable options.
(9)	Includes 19,175 shares of Common Stock owned by Dr. Baines and 1,165 shares owned by Dr. Baines’ spouse, and 86,500 shares of Common Stock subject to exercisable options.
(10)	Includes 30,961 shares of Common Stock owned by Dr. Ricks, 100 shares of Common Stock owned by Dr. Ricks’ spouse, and 84,850 shares of Common Stock subject to exercisable options. Dr. Ricks disclaims beneficial ownership of the shares held by her spouse.
(11)	Includes 2,895 shares of Common Stock owned by Mr. Hrudka and 59,000 shares of Common Stock subject to exercisable options.
(12)	Includes 614,102 shares of Common Stock subject to exercisable options.

Share Ownership of Certain Beneficial Owners

In addition, the following table sets forth certain information as to each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock as of March 14, 2003. The percentage is calculated based on 8,167,479 shares outstanding of the Company as of March 14, 2003.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. P.O. Box 886 Safat 3009 Safat Kuwait	629,500(1)	7.7%

FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	1,193,905(2)	14.6%

RS Investment Management Co. LLC, RS Investment Management, L.P., and G. Randall Hecht 388 Market Street, Suite 200 San Francisco, CA 94111	454,650(3)	5.6%

(1)	Based on a Schedule 13D filed by Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. (Kharafi) with the Securities and Exchange Commission dated May 15, 1996. Kharafi indicated in the Schedule 13D that it holds the Company’s Common Stock as an equity investment
(2)	Based on a Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the Securities and Exchange Commission on February 13, 2003. Fidelity Management & Research Company (Fidelity) is a wholly-owned subsidiary of FMR Corp. and an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the Funds) that beneficially own 1,128,605 shares of the Company’s Common Stock, including Fidelity Low Priced Stock Fund, which beneficially owns 793,100 of such shares. Fidelity Management Trust Company (Trust) is a wholly-owned subsidiary of FMR Corp. and a bank and is the beneficial owner of 65,300 shares of the Company’s Common Stock as a result of Trust’s serving as investment manager of certain institutional account(s). Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. Mr. Johnson and Ms. Johnson each is a substantial shareholder of FMR Corp. and, together with other members of Mr. Johnson’s family, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. FMR Corp. and Mr. Johnson each report sole dispositive power over the 1,128,605 shares beneficially owned by the Funds through control of Fidelity. FMR Corp. and Mr. Johnson each report sole dispositive power over the 65,300 shares owned by Trust and sole power to vote or to direct the voting of 65,300 shares of Common Stock owned by the institutional account(s), through control of Trust. Ms. Johnson, as a member of a controlling group with respect to FMR Corp., reports sole dispositive power over the aggregate 1,193,905 shares held by Fidelity and Trust.
(3)	Based on a Schedule 13G filed by RS Investment Management Co., LLC (RS Company), RS Investment Management, L.P. (RS L.P.) and G. Randall Hecht with the Securities and Exchange

Commission on February 14, 2003. RS Company is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company’s Common Stock beneficially owned by such clients. No individual client’s holdings are more than five percent of the Company’s Common Stock. RS L.P. is a registered investment adviser. RS Company is the General Partner of RS L.P. G. Randall Hecht is a control person of each of RS Company and RS L.P. RS Company and G. Randall Hecht each report shared dispositive and shared voting power over 454,650 shares of the Company’s Common Stock. RS L.P. has shared dispositive and shared voting power over 450,150 shares of the Company’s Common Stock.

MANAGEMENT

The executive officers of the Company are as follows:

Name	Age	Position with Company
Randall L. Marcuson	54	President, Chief Executive Officer and Director
Don T. Seaquist	54	Vice President, Finance and Administration
David M. Baines, Ph.D.	55	Vice President, Global Sales
Catherine A. Ricks, Ph.D.	56	Vice President, Research and Development
Brian C. Hrudka	45	Vice President, Embrex Latin America and Global Marketing
Joseph P. O’Dowd.	48	Vice President, Global Product Development and Supply

Randall L. Marcuson joined the Company in 1990 as President and Chief Executive Officer and a director. Prior to coming to the Company, Mr. Marcuson was Vice President, Animal Health Products for the International Agricultural Division of American Cyanamid. Mr. Marcuson joined American Cyanamid in 1984 after 10 years of domestic and international marketing experience with Monsanto Agricultural Products Company. Mr. Marcuson holds a B.A. degree in international relations from the University of Kansas.

Don T. Seaquist joined the Company in 1996 as Vice President, Finance and Administration. Prior to joining the Company, Mr. Seaquist was Vice President and Treasurer of Greyhound Lines, Inc. from February 1990 to January 1995. Previously, Mr. Seaquist was Managing Director of Trinity Litchfield Group, an investment firm, Vice President and Treasurer of Horsehead Industries, an international manufacturing company, and Manager of International Corporate Finance for United Technologies Corporation. Mr. Seaquist holds a B.S.B.A. in Management from Georgetown University and an MBA in Finance and Marketing from Columbia University.

David M. Baines, Ph.D. was appointed Vice President, Global Marketing and Sales in July 1999 (title subsequently changed to Vice President, Global Sales). Dr. Baines has been a Vice President of Embrex, Inc. since 1995 and joined the Company in 1993 as Managing Director of Embrex Europe Limited and served in this capacity until 1999. Prior to this, Dr. Baines served as a consultant to the Company. Before his affiliation with Embrex, Dr. Baines had a 23-year career with Rhone Merieux, a subsidiary of Rhone-Poulenc. Dr. Baines served as Chief Executive of Rhone Merieux’s United Kingdom animal health subsidiary, and before that as General Manager of its operations in New Zealand. Dr. Baines began his career as a development and senior research scientist for Rhone Merieux, and holds a B.Sc. degree in Zoology from Reading University and a Ph.D. degree in Entomology from London University.

Catherine A. Ricks, Ph.D. joined the Company in 1989 as Vice President, Research and Development. Prior to joining the Company, Dr. Ricks was Manager of Animal Industry Discovery and Biotechnology for American Cyanamid. During her 10 years with American Cyanamid she managed a variety of research programs directed at increasing livestock productivity. She holds a B.S. in botany and an M.S. in plant physiology from London University, London, England, and a Ph.D. in dairy science from Michigan State University, and is an Adjunct Professor in poultry science at North Carolina State University.

Brian C. Hrudka was appointed Vice President, Embrex Latin America and Global Marketing in April 2002. Mr. Hrudka joined the Company in 1999 as Vice President Global Commercial Development (title subsequently changed to Vice President, Global Product Development and Supply). Prior to joining the Company, Mr. Hrudka was with Novartis in the United States for approximately nine years, where he served in various capacities, including Vice President, Operations and Chief Financial Officer & Director of Business Development for the Animal Health Division, and as Brand Manager for the Plant Genetics Division for Ciba-Geigy, Inc., the predecessor company to Novartis prior to the merger of Ciba-Geigy and Sandoz. He also worked at Ciba-Geigy Global Headquarters in Basel, Switzerland for three years. He worked for King Agro Inc. in a variety of sales and managerial positions. Mr. Hrudka holds both a B.S. degree in Biochemistry and an MBA from the University of Western Ontario.

Joseph P. O’Dowd was appointed Vice President, Global Product Development and Supply in April 2002. Mr. O’Dowd joined the Company in 1997 as Director of Embrex Latin America. Prior to joining the Company, Mr. O’Dowd spent approximately 16 years with Solvay Animal Health where he served in various capacities including Vice President Sales and Marketing- Latin America, International Marketing Director, and Regional Marketing Director Asia/Pacific. Mr. O’Dowd holds both a B.A. in Asian Studies from California State University, Northridge and a Master’s of International Management (or M.I.M.) from the American Graduate School of International Management.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the authority granted by the Company’s Bylaws, the Board of Directors of the Company has established the number constituting the Board of Directors to be six. The proxies cannot be voted for a greater number of persons than the number of nominees named, and any seat not filled at the Annual Meeting may be filled as a vacancy by the Board of Directors as permitted by the Company’s Bylaws. Each of the nominees currently serves as a director of the Company. The six nominees for election as directors are named and certain other information is provided below:

Name	Position with Company	Age	First Year Elected Director

Randall L. Marcuson	President, Chief Executive Officer and Director	54	1990
C. Daniel Blackshear (1)(4)	Director	59	1998
David L. Castaldi (3)(4)	Director	63	2003
Peter J. Holzer (1)(2)(4)	Chairman of the Board of Directors	57	1998
Ganesh M. Kishore, Ph.D. (2)(4)	Director	49	2002
John E. Klein (1)(2)(4)	Director	57	2001

(1)	Member of the Audit Committee of the Board.
(2)	Member of the Compensation Committee of the Board.
(3)	Elected in January 2003 by the Board of Directors in accordance with the Company’s Bylaws to fill a vacancy on the Board.
(4)	Member of the Nominations Committee of the Board.

Randall L. Marcuson’s biographical information is included under the heading “MANAGEMENT” in this Proxy Statement.

C. Daniel Blackshear has served as a director of the Company since 1998. Mr. Blackshear has been President and CEO of Carolina Turkeys since 1994. Carolina Turkeys is the fourth largest turkey producer in the U.S. From 1982 to 1994, Mr. Blackshear was Senior Vice President, Food Division, of Cuddy Farms, Inc., responsible for operation of this vertically integrated operation. From 1971 to 1982, he served in a number of managerial positions at Pillsbury Farms, Country Pride Foods and ConAgra Poultry. Early in his career, he worked as Quality Assurance Director and Food Scientists Section Manager at Gold Kist, Inc. Mr. Blackshear holds both a B.S. degree in Agriculture as a poultry major and a M.S. degree in Food Science and Management from the University of Georgia. He is a past President of both the North Carolina Turkey Federation and the North Carolina Poultry Federation. He is former Director of the American Meat Institute and currently is a director of the National Turkey Federation.

David L. Castaldi became a director of the Company in January 2003. Mr. Castaldi is currently an independent consultant to companies in the science and medical device fields and is the former Chairman and Chief Executive Officer of Cadent Medical Corporation, which was acquired by Cardiac Science, Inc. in July 2000. At Cadent, he led a team that developed a personal, wearable cardioverter defibrillator. Prior to joining Cadent, Mr. Castaldi was the Chairman and Chief Executive Officer of Biolink Corporation, where he led a team that developed an implantable vascular access device, and founder, President and Chief Executive Officer of BioSurface Technology, a biotechnology company. At

BioSurface Technology, Mr. Castaldi oversaw $52 million in capital financing, the company’s initial public offering and the company’s sale to Genzyme Corporation, creating a new public entity, Genzyme Tissue Repair. Mr. Castaldi also has 16 years of experience with Baxter International, completing his tenure there as President of Baxter’s biopharmaceutical division, Hyland Therapeutics. He holds a B.A. degree in business from the University of Notre Dame and a MBA from the Harvard Graduate School of Business Administration, where he was a Baker Scholar. Mr. Castaldi also serves on the boards of Nabi Biopharmaceuticals, Cytomatric LLC and Tissue Regeneration, Inc.

Peter J. Holzer, a private investor and management consultant, has served as a director of the Company since May 1998 and became Chairman of the Board in 2000. From 1996 to 2001, Mr. Holzer was an Advisory Director of AMT Capital Management, LLC, a New York-based strategic consulting and financial advisory firm focused on the financial services industry. From 1967 to 1996, he served in a number of managerial capacities at JP Morgan Chase, Inc., formerly The Chase Manhattan Corporation, most recently as Executive Vice President and Director, Strategic Planning and Development from 1990 to 1996. In this role, he was a member of the senior management team responsible for determining strategic direction as well as managing internal corporate development. From 1987 to 1990, he was Senior Vice President and Sector Executive, International Individual Banking, responsible for all of Chase’s international private banking and consumer banking businesses. Prior positions at Chase included Vice President and General Manager in Switzerland, Vice President and General Manager in Singapore, as well as responsibilities for credit training and management of the bank’s European petroleum division. Currently, Mr. Holzer also serves on the board of CAS Holdings, Inc., a privately owned firm that operates environmental testing laboratories and an internet domain name registrar, and as a trustee of Big Brothers/Big Sisters, New York, NY. He holds a B.A. degree in International Affairs from Princeton University and an MBA from Stanford University.

Ganesh M. Kishore, Ph.D., became a director of the Company in January 2002. Dr. Kishore also serves as Vice President of Technology, Agriculture and Nutrition for Dupont Company. Prior to joining Dupont, Dr. Kishore was President, Nutrition Sector, as well as Assistant Chief Scientist, Chief Biotechnologist for Monsanto, and was responsible for building a leading genomic research capability. At Monsanto he received the Queeny Award, the highest honor bestowed by Monsanto for outstanding applications of basic research to produce commercial products that create societal and investor value. Dr. Kishore was also a Distinguished Science Fellow at Monsanto. Dr. Kishore received his Ph.D. in biochemistry from the Indian Institute of Science, and his master’s and bachelor’s degrees in biochemistry, physics and chemistry from the University of Mysore, India.

John E. Klein became a director of the Company in March 2001. Mr. Klein is President and Chief Executive Officer of Bunge North America, Inc., a major international agribusiness company primarily engaged in grain and oilseed processing and the manufacture and marketing of edible oil and bakery products. Based in St. Louis, Bunge North America, Inc. is the North American operating arm of Bunge Limited [NYSE: BG]. After joining Bunge in 1976, Mr. Klein held various financial, trading and management positions in Europe, South America and New York before becoming CEO of Bunge North America, Inc. in 1985. Prior to joining Bunge, Mr. Klein taught at International College, Beirut, Lebanon and practiced law at the New York law firm of Sullivan & Cromwell. Mr. Klein holds an A. B. degree from Princeton University and a J. D. degree from the University of Michigan.

The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than six nominees. Properly signed and returned proxies or proxies voted via telephone or Internet, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Under North Carolina law and the Company’s Bylaws, directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. Plurality means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) will not be included in determining which nominees receive the highest number of votes. All directors hold office until the next Annual Meeting of the Company’s shareholders and until the election and qualification of their successors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

Director Attendance and Board Committees

During the last fiscal year, the Board of Directors met five times. Each person who served as a director during the 2002 fiscal year attended 75% or more of the aggregate number of the meetings of the full Board of Directors and meetings of committees of the Board of which the director was a committee member, in each case as held during the period for which the director was in office.

The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and a Nominations Committee. The members of these committees are identified in the table above.

The Audit Committee is responsible for reviewing the scope, results and effectiveness of the Company’s internal accounting controls and the audits by the Company’s independent public accountants. Also, the Audit Committee recommends to the Board the engagement of independent auditors. During 2002, the Audit Committee held four meetings.

The Compensation Committee recommends to the Board of Directors compensation arrangements for certain employees and directors and is responsible for the administration of certain of the Company’s compensation plans. Specifically, the Compensation Committee administers the Company’s incentive and nonstatutory stock option plans and employee stock purchase plan. During 2002, the Compensation Committee held two meetings.

The Board of Directors created a Nominations Committee of the Board, effective February 6, 2003, consisting of all members of the Board of Directors who are “independent directors” as defined in applicable rules of the National Association of Securities Dealers, Inc., as the same may be amended from time to time. The Nominations Committee exercises all of the Board of Directors’ authority pursuant to the Company’s Bylaws to nominate candidates to serve as directors of the Company. The Nominations Committee will consider nominees recommended by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in Article IV, Section 3 of the Company’s Bylaws and on the record date for the determination of shareholders entitled to vote at the annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, and (ii) who complies with the notice procedures set forth in Article IV, Section 3 of the Company’s Bylaws.

Compensation of Directors

During 2002, non-officer directors (other than the Chairman of the Board) received a $10,000 annual retainer, payable $2,500 each calendar quarter, and $1,500 per Board of Directors or committee meeting attended, plus expenses. During 2002, the non-officer Chairman of the Board received an $18,000 annual retainer, payable $4,500 each calendar quarter, and $1,500 per Board of Directors or committee meeting attended, plus expenses. No compensation is paid for committee meetings held on the same day as or on days contiguous to the date of a Board of Directors meeting. Non-officer directors also are eligible to receive nonstatutory stock option grants pursuant to the Company’s Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan. During 2002, each non-officer director of the Company received options to purchase 5,000 shares of Common Stock at an exercise price of $17.99.

EXECUTIVE COMPENSATION

The following tables set forth a summary of compensation earned by or paid to the Company’s Chief Executive Officer and the next four most highly compensated executive officers of the Company who served in such capacities on December 31, 2002, for services rendered during the fiscal years indicated.

Summary Compensation Table

Annual
		Compensation (1)(2)				Long Term Compensation
Name and Principal Position	Year	Salary		Bonus (3)		Securities Underlying Options (#)
Randall L. Marcuson President and Chief Executive Officer	2002 2001 2000	$ $ $	305,000 290,000 280,000	$ $ $	75,000 170,800 130,000	20,000 50,000 50,000

Don T. Seaquist Vice President, Finance and Administration	2002 2001 2000	$ $ $	215,000 205,000 190,000	$ $ $	30,000 65,000 55,000	5,000 20,000 22,000

David M. Baines, Ph.D. Vice President, Global Sales	2002 2001 2000	$ $ $	190,500 176,000 168,000	$ $ $	7,500 65,000 13,000	2,000 20,000 12,000

Catherine A. Ricks, Ph.D. Vice President, Research and Development	2002 2001 2000	$ $ $	190,000 175,000 155,000	$ $ $	75,000 60,000 35,000	16,000 15,000 13,000

Brian C. Hrudka Vice President, Embrex Latin America and Global Marketing	2002 2001 2000	$ $ $	192,000 185,000 160,700	$ $ $	70,000 50,000 30,000	16,000 17,500 15,000

(1)	No executive officer of the Company received any personal benefits other than those benefits available to all employees through participation in employee benefit plans.
(2)	Includes compensation that has been deferred under the Company’s 401(k) Retirement Savings Plan.
(3)	These incentive compensation payments consist of cash and stock. Although the payment specified for a particular year is paid during such year, the payment is intended as compensation for performance in the preceding year. No payments will be made as incentive compensation payments for performance in 2002. See “Report of the Compensation Committee of the Board of Directors.”

Option Grants in Last Fiscal Year

The following table sets forth stock options granted by the Company to the named executive officers in the past fiscal year. No stock appreciation rights were granted. The table also sets forth the hypothetical potential realizable values that would exist for the options at the end of their 10-year terms, at assumed rates of stock price appreciation of 5% and 10%. The actual value of the options will depend on the market value of the Company’s Common Stock. No gain to the option holders is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Randall L. Marcuson	20,000	5.5%	$17.990	2/21/2012	$226,276	$573,428
Don T. Seaquist	5,000	1.4%	$17.990	2/21/2012	$56,569	$143,357
David M. Baines, Ph.D.	2,000	0.5%	$17.990	2/21/2012	$22,628	$57,343
Catherine A. Ricks, Ph.D.	16,000	4.4%	$17.990	2/21/2012	$181,021	$458,742
Brian C. Hrudka	16,000	4.4%	$17.990	2/21/2012	$181,021	$458,742

Total potential stock price appreciation from February 21, 2002 to February 21, 2012 for all shareholders at assumed rates of stock price appreciation (2)					$91,969,869	$233,069,782

(1)	The options granted are incentive stock options and nonstatutory stock options and become exercisable 25% per year commencing one year from the date of grant and are fully exercisable four years from the date of grant. Payment of the exercise price must be in cash or in capital stock of the Company or, at the discretion of the Compensation Committee, by other lawful means. Generally, the options granted must be exercised within 10 years from the date of grant, but must be exercised within three months after termination of the option holder’s employment (for reasons other than disability or death) and within one year after the option holder’s disability or death. These stock options include a provision that would accelerate the vesting of the options upon a change in control of the Company.
(2)	Based on a price of $17.99 on February 21, 2002, and a total of 8,128,999 shares of Common Stock outstanding.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised “In-The-Money” Options at Fiscal Year-End Exercisable/Unexercisable(2)
Randall L. Marcuson	-0-	-0-	162,501/87,499	$641,200/$45,715
Don T. Seaquist	-0-	-0-	70,000/33,500	$287,383/$21,916
David M. Baines, Ph.D.	-0-	-0-	73,500/29,000	$309,706/$23,661
Catherine A. Ricks, Ph.D.	5,000	$23,000	74,800/36,250	$326,901/$19,090
Brian C. Hrudka	-0-	-0-	38,125/45,375	$169,673/$59,698

(1)	The value realized is calculated by subtracting the exercise price from the closing market price of the shares acquired on the date of exercise.
(2)	Options are In-the-Money if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $11.128, the closing market price of the underlying Common Stock as of December 31, 2002.

Employment Agreements

All employees of the Company, including the executive officers named in the above tables, have entered into employment agreements with the Company. Each executive employment agreement provides for merit-based salary increases at the Board of Directors’ sole discretion and includes confidentiality and non-competition provisions, as well as an ownership provision in the Company’s favor for techniques, discoveries and inventions arising during the term of employment. Each executive employment agreement provides that the named executive officer serves at the pleasure of the Company and does not state a term of employment. Each executive employment agreement also provides that if the Company terminates the officer’s employment without cause, the officer will be entitled to receive an amount ranging from one to one and one-half times the officer’s annual compensation.

Each of the executive officers of the Company named in the above tables has entered into a Change in Control Severance Agreement with the Company. Each of these agreements provides that after a change in control of the Company, the officer will be entitled to receive certain payments and benefits, including a payment equal to 2.9 times the officer’s annual compensation, if within two years the Company terminates the officer’s employment for reasons other than cause, disability or death, or if the employee terminates his employment for good reason, for example, a change in the employee’s position, responsibilities, or salary. Under these agreements, all stock options held by such officers immediately vest upon a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the report forms that were furnished to the Company with respect to 2002, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were complied with, except for one late report by Mr. Walter Smiley, a former director of the Company, for sales of stock occurring in May of 2002, which were reported on a Form 5 for the year ended December 31, 2002; and one late report by Mr. Holzer for shares of stock acquired by one of his children in November 2002, which was reported on a Form 4 on December 2, 2002. In each case, the failure to file on a timely basis was inadvertent.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

General

The Compensation Committee (the Committee) reviews and makes recommendations to the full Board of Directors regarding the overall compensation structure and program of the Company including employee benefit and stock option plans. The Committee serves also as the Stock Option Committee and approves (or recommends to the full Board of Directors at its discretion) the grant of stock options from the Company’s various stock option plans. The Committee is composed entirely of non-officer and non-employee directors.

Executive Compensation

The Company’s policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with many larger and more profitable companies.

Compensation of executives consists of the same components as the compensation of other Company employees: monthly salary, company paid fringe benefits (consisting principally of group health and other insurance), incentive compensation, and stock options. Executives are paid salaries within a range established for their position. Salary ranges for executive positions are established using the same process as for other positions and job levels within the Company, i.e., by systematically evaluating the position and assigning a salary range based on comparisons with pay scales for similar positions in reasonably comparable companies using regional and national salary surveys. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement. Presently, incentive compensation payments (bonus payments) and stock option awards are the principal means for rewarding executives for good performance. Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. Adjustments to executive salaries other than the Chief Executive Officer (CEO) are recommended to the Committee by the CEO based on an executive’s performance during the preceding year, the executive’s salary relative to the salary range for the position, and the competitive situation. That performance is measured based on the executive’s success in achieving goals established at the beginning of the year. Where achievement of these goals cannot readily be measured objectively, the Committee will exercise its subjective judgment in determining the degree to which goals are achieved. Corporate performance also is considered by the Committee, although it is not determinative of executive compensation because corporate performance is best measured over longer periods of time.

Incentive compensation payments (bonus payments) to executives are generally made annually along with incentive compensation payments to other employees. Incentive compensation payments other than the CEO are recommended to the Committee by the CEO based on an executive’s performance during the preceding year. The performance is measured based on the executive’s success in achieving goals established in the beginning of the year and on corporate performance. In 2002 and prior years, incentive compensation payments were made to executives in the following manner: 50% of the payment was awarded in the form of shares of the Company’s Common Stock and 50% was awarded in the form of cash. This method of payment was intended to increase executive ownership of the Company’s Common Stock while providing sufficient cash to withhold taxes on the entire cash/stock compensation.

During 2002, the Committee conducted a senior executive compensation survey to evaluate and benchmark Embrex’s base salary, bonus and long-term incentive components of its compensation structure. As a result, the Company plans to make certain changes to the timing and mix of the various elements of compensation for all officers of the Company, including the CEO. The principal effect will be in two areas. First, incentive compensation payments (bonus payments) will be entirely cash, based on the same criteria as before. Second, long-term incentives, formerly entirely stock options, will have two elements: a stock option component and a restricted stock component to encourage executive ownership of the Company’s Common Stock. The overall objective is to continue to incentivize senior executives to focus on building long-term shareholder value and reduce the aggregate number of stock options awarded annually. Additionally, the Company has established stock ownership targets for officers and directors. The stock ownership target for the CEO is the lesser of 1.5% of the total outstanding shares of the Company or the number of shares having a market value of five times the CEO’s base salary, the target for officers is the lesser of 0.5% of total shares outstanding or two times base salary, and the target for directors is an aggregate cash investment of $50,000 in Embrex stock.

CEO Compensation

The CEO’s compensation is recommended by the Committee to the full Board of Directors based on the Committee’s knowledge of the level appropriate to enable the Company to remain competitive and retain top management.

In addition, the compensation of Mr. Randall L. Marcuson, President and Chief Executive Officer, has been and is based on the Committee’s subjective assessment of his progress toward achieving Company objectives of profitability, developing the Inovoject® egg injection system and other products, commercial introduction of those products to the global poultry industry, establishing a commercial presence in international markets, overall organizational development, and enhancing long-term shareholder value. In reaching this year’s recommendation, particular weight was given to the fact that the Company had met critical development and funding milestones for key research projects.

In 2002, the incentive compensation payment to Mr. Marcuson was made in the following manner: 67% of the payment was awarded in the form of shares of the Company’s Common Stock and 33% was awarded in the form of cash. Like other executives, this method of payment is intended to increase Mr. Marcuson’s ownership of the Company’s Common Stock while providing sufficient cash to withhold taxes on the entire cash/stock compensation. As described above, the Company plans to make incentive compensation payments entirely in cash going forward.

Long-Term Incentives (Stock Options and Stock Grants)

Stock options are intended to enhance the long-term proprietary interest in the Company on the part of employees and others who can contribute to the Company’s overall success and to increase the value of the Company to its shareholders.

Generally all employees of the Company are eligible to receive annual stock option grants. Guidelines are established for ranges of option grants based on the salary ranges of various position levels within the Company. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Committee believes that employees at higher levels in the organization have a greater opportunity to influence and contribute to building long-term shareholder value. The Committee may decide to award stock options greater than the guideline amounts or more frequently than annually, if it believes the recipient has made an exceptional contribution to the Company’s progress.

Stock options may be awarded upon hiring employees to fill certain senior positions in the Company. The size of those awards is determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

The process for determining amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.

The Committee periodically reviews and evaluates its guidelines for stock options. As described above, based on its most recent evaluation, the Committee expects that fewer options will be awarded overall in 2003 as compared with previous years. Specifically, the Committee has set as a target for 2003 awards of options and restricted stock aggregating approximately 240,000 to 260,000 shares, as compared with option awards aggregating 360,000 shares in 2002.

Policy with Respect to $1 Million Deduction Limit

All compensation that the Company has paid to its executive officers has been deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section imposes a $1.0 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for annual compensation paid to its Chief Executive Officer or any one of the four most highly compensated officers of the Company (other than the Chief Executive Officer) for the taxable year. An exception to this limitation is available for performance-based compensation. Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. The Company’s Amended and Restated Stock Option Plan has been amended so that compensation attributable to stock options may qualify as performance-based compensation, and the Committee intends for all compensation attributable to stock options granted to its executive officers to be deductible as performance-based compensation. In the event that the Committee considers approving compensation in the future that would be subject to Section 162(m) and would exceed the $1.0 million threshold, the Committee will consider what actions, if any, should be taken to make such compensation deductible.

This report is submitted by the Compensation Committee of the Board of Directors, consisting of the following members:

Peter J. Holzer

Ganesh M. Kishore

John E. Klein

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. All members of the Audit Committee have been determined to be independent, as required by applicable listing standards of Nasdaq. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. During the fiscal year ended December 31, 2002, the Audit Committee met four times.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence, and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors, consisting of the following members:

C. Daniel Blackshear

Peter J. Holzer

John E. Klein

COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph compares the cumulative total shareholder return on the Company’s Common Stock over the five-year period ended December 31, 2002, with the cumulative total return for the same period on the Nasdaq Composite (US) Index and the Wilshire MicroCap Index. In accordance with Regulation S-K under the Securities Act of 1933, Embrex has elected to use the Wilshire MicroCap Index in lieu of a published industry or line-of-business index or a peer group. Embrex does not believe it can reasonably identify a peer group. Also, Embrex believes that the Wilshire MicroCap Index, which is an index of issuers with similar market capitalizations to the Company, is a more appropriate index for comparison purposes. The graph assumes that at the beginning of the period indicated $100 was invested in the Company’s Common Stock and the stock of the companies comprising the Nasdaq Composite (US) Index and the Wilshire MicroCap Index, and that all dividends, if any, were reinvested.

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
Embrex, Inc.	$100.00	$94.12	$202.37	$289.43	$336.96	$209.48
Nasdaq Composite (US) Index	$100.00	$140.09	$204.84	$124.36	$98.18	$67.88
Wilshire MicroCap Index	$100.00	$92.57	$130.38	$119.89	$148.75	$136.12

PROPOSAL 2: AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN AND TO NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

General

On February 6, 2003, the Board of Directors of the Company approved, subject to shareholder approval, amendments to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”) and to the Company’s Amended and Restated Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. Purchase Plan” and, together with the Purchase Plan, the “Plans”) to increase the number of shares of Common Stock that may be purchased under the Plans. The Board of Directors recommends that the shareholders approve the proposed amendments to the Plans, which increases the maximum number of shares of Common Stock that may be purchased under both Plans from 200,000 to 500,000. The proposed amendments would not change any other terms of the Plans, the material terms of which are summarized in Appendix A attached to this Proxy Statement.

Reasons For Approval

The Board of Directors desires to amend the Plans in order to ensure the availability of an adequate number of shares of Common Stock to allow the Plans to continue. As of March 14, 2003, 159,750 shares have been purchased under the Plans. The Plans are designed to secure for the Company and its shareholders the benefits arising from capital stock ownership by employees of the Company and other participants who are expected to contribute to the Company’s future growth and success. The Plans are intended to benefit the Company and its shareholders by encouraging employees to remain employees of the Company, to own stock, and to share in the long-term success of the Company to which they contribute. The Plans also are intended to provide the employees of the Company with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic savings for purchase of the Company’s Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. If the proposed amendments to the Plans are not approved by shareholders, the amendments will not become effective.

The Purchase Plan was originally approved by shareholders at the 1993 Annual Meeting and was amended and restated by the Board of Directors in 1996 and again in 2000. The Non-U.S. Purchase Plan was adopted by the Board of Directors in 1998 and was amended and restated by the Board of Directors in 2000. The Board of Directors extended the terms of each of the Plans to May 30, 2008, in July 2002 in the case of the Purchase Plan and February 2003 in the case of the Non-U.S. Purchase Plan. In addition, the proposed amendment to the Purchase Plan is being submitted to the shareholders in order that participants under the Purchase Plan will be able to continue to avail themselves of favorable federal tax treatment, as described in the summary of the Plans in Appendix A attached to this Proxy Statement. Finally, the proposed amendments to the Plans are also being submitted to shareholders because under the terms of the Plans, an increase in the maximum number of shares which may be purchased under the Plans requires shareholder approval, as well as approval by the Board of Directors.

As of March 14, 2003, the market price of the Company’s Common Stock was $6.95 per share, based on the last reported transaction price on such date for the Common Stock as listed for trading on the Nasdaq National Market System.

Required Vote

Under North Carolina law and the Company’s Bylaws, assuming the presence of a quorum, the proposal regarding the amendments to the Plans will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Thus, approval of these amendments requires approval by the affirmative vote, either in person or by proxy, of at least a majority of all shares of the Company’s Common Stock voted at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the votes entitled to be cast at such meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under North Carolina corporate law, abstentions and broker non-votes will not be treated as votes cast against a proposal in determining whether shareholders have approved a proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENTS TO THE PLANS.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2002 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column(1)
Equity compensation plans approved by security holders	1,594,759	$11.31	1,075,682

Equity compensation plans not approved by security holders	-0-	Not Applicable	-0-

Total	1,594,759	$11.31	1,075,682

(1) As of December 31, 2002, 49,082 shares of Common Stock remain available for future issuance under the Purchase Plan and the Non-U.S. Purchase Plan and 1,026,600 shares of Common Stock remain available for grant under the Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has served as the independent accounting firm of the Company and its subsidiaries since its inception. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2003. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors desires to obtain shareholder ratification of this appointment. If the shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will be afforded an opportunity to make a statement.

Independent Accountant Fees

During fiscal years 2002 and 2001, the Company engaged Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees

The Company was billed $130,762 and $131,386 in 2002 and 2001, respectively, for fees associated with the annual audit, the reviews of the Company’s Annual Report on Form 10-K and Quarterly Reports on

Form 10-Q filed with the Securities and Exchange Commission (“SEC”), procedures related to other SEC filings, statutory audits required internationally and various accounting and reporting consultations.

Audit-Related Fees

The Company was billed $15,295 and $211,694 in 2002 and 2001, respectively, for audit-related services, which are assurance and accounting advisory services related to the audit or review of the Company’s financial statements.

Tax Fees

The Company was billed $39,735 and $32,590 in 2002 and 2001, respectively, for tax services including tax compliance and tax planning.

All Other Fees

Other than the fees for services described above, the Company was not billed by Ernst & Young LLP for any other professional services rendered to the Company in 2002 or 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2003.

ADDITIONAL INFORMATION

Upon written request made by any shareholder to Don T. Seaquist, Vice President Finance and Administration and Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements, will be provided without charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2004 ANNUAL MEETING

Any proposal which a shareholder intends to present for a vote of shareholders at the annual meeting of shareholders for the year 2004 and which such shareholder wishes to have included in the Company’s proxy statement and form of proxy relating to that meeting must be sent to the Company’s principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 16, 2003, which is 120 days prior to the anniversary of the date which this Proxy Statement is being released to shareholders. Proposals received after December 16, 2003 will not be considered for inclusion in the Company’s proxy materials for its 2004 annual meeting.

In addition, if a shareholder intends to present a proposal for a vote at the annual meeting of shareholders for the year 2004, other than by submitting a proposal for inclusion in the Company’s proxy statement for that meeting, the shareholder must give timely advance notice in accordance with the Company’s Bylaws. To be timely, the Company must receive a shareholder’s notice not earlier than January 25, 2004 and not later than February 24, 2004, which is not more than 80 days and not less than 50 days prior to the anniversary of the date this Proxy Statement was filed with the Securities and Exchange Commission. The proxy solicited by the board of directors of the Company for the 2004 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is given notice within such time frame.

Any shareholder proposal or notice described above must be in writing and sent to the Company by registered mail, return receipt requested, to the Company’s executive offices at Post Office Box 13989, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary. Any such proposal or notice also will be subject to the requirements contained in the Company’s Bylaws relating to shareholder proposals and any applicable requirements of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ DON T. SEAQUIST
Don T. Seaquist Secretary

April 14, 2003

Appendix A

Summary of Material Terms of the

Embrex, Inc. Amended and Restated Employee Stock Purchase Plan

The following description of the Purchase Plan is a summary of the material terms and provisions of the Purchase Plan, is not intended to be a complete description, and is qualified in its entirety by reference to the full text of the Purchase Plan. A copy of the Purchase Plan may be obtained without charge upon written request made by a shareholder to Don T. Seaquist, Vice President Finance and Administration and Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709.

GENERAL INFORMATION. The Purchase Plan was effective as of June 1, 1993. Without the proposed amendment, the aggregate number of shares that may be purchased under the Purchase Plan may not exceed 200,000 shares. The proposed amendment to the Purchase Plan would increase such aggregate number of shares to 500,000.

ADMINISTRATION OF PURCHASE PLAN. The Purchase Plan is administered by a committee consisting of three or more persons who may, but need not be, directors of the Company. Presently, the Compensation Committee of the Board serves as the committee under the Purchase Plan. The Compensation Committee has full authority to administer the Purchase Plan, including authority to interpret and construe any provision of the Purchase Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Purchase Plan as it may deem appropriate. The shares of Common Stock to be issued and sold under the Purchase Plan shall be authorized but unissued shares of Common Stock.

ELIGIBILITY. All employees of the Company or a subsidiary designated by the Compensation Committee whose customary employment is at least 20 hours per week for more than five months in a calendar year, and who have been employed by the Company for more than three months are eligible to participate. As of February 28, 2003, there were 180 employees of the Company eligible to participate in the Purchase Plan. All eligible employees may elect to participate in the Purchase Plan by filing with the Company a form provided by the Company authorizing regular payroll deductions from the gross cash compensation paid by the Company but excluding all bonus payments, expense allowances and compensation payable in a form other than cash (the “Current Compensation”). Participation and payroll deductions begin on the employee’s date of enrollment in the Purchase Plan and continue until the employee withdraws from the Purchase Plan or otherwise ceases to be eligible to participate. The enrollment date for employees who file an election within 30 days of the date upon which they become eligible to participate will be the first day of the next succeeding pay period following their election, and the enrollment date for all others will be the next succeeding July 1 following their election. No employee will be granted any right to purchase under the Purchase Plan if such employee would own, directly or indirectly, Common Stock possessing five percent or more of the total combined voting power or value of all classes of the Company’s capital stock. The rules of Section 424(d) of the Code will be applied to determine an individual’s stock ownership, and stock that may be purchased by an employee under outstanding options is treated as stock owned by such employee. Participation in the Purchase Plan on the part of the employee is voluntary and such participation is not a condition of employment, nor does participation in the Purchase Plan entitle an employee to be retained as an employee.

PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNTS. An eligible employee may elect payroll deductions of any whole percentage from one percent through twenty percent of Current Compensation for each pay period. The employee may reduce future payroll deductions by filing with the Company a form provided by the Company for such purpose. The payroll deductions will be credited to an account maintained in the books and records of the Company recording the amount received from each employee through payroll deductions made under the Purchase Plan. No interest will be paid upon payroll deductions or any amount credited to, or on deposit in, an employee’s stock purchase account. The stock purchase account is established solely for accounting purposes, and all amounts credited to the stock purchase account remain part of the general assets of the Company. An employee may not make payments into his stock purchase account other than by payroll deductions pursuant to the Purchase Plan.

Each employee will have the right to purchase at any time any number of whole shares of Common Stock that can be purchased with the balance in the employee stock purchase account, provided, that no more than 5,000 shares of Common Stock may be purchased under the Purchase Plan by any one employee for a given purchase period, defined in the Purchase Plan as beginning for new participants on the new participant’s enrollment date and ending on the next succeeding June 30, and thereafter the one year period beginning on July 1 of each year and ending on June 30 of the next succeeding year (the “Purchase Period”). No more than $25,000 of Common Stock at the fair market value may be purchased under the Purchase Plan by any one employee for each calendar year. No less than 10 whole shares may be purchased upon exercise of the right to purchase, and each eligible employee may exercise the right to purchase no more than four times during any Purchase Period. The purchase price will be established by the Compensation Committee at least 30 days prior to the beginning of each Purchase Period but will be no less than the lesser of 85% of the fair market value of the Common Stock on the first business day of the Purchase Period or 85% of the fair market value of the Common Stock on the date of exercise of the right to purchase by the employee.

Any amount remaining in an employee stock purchase account after the last business day of a Purchase Period will be paid to the employee in cash within 30 days after the end of the Purchase Period.

WITHDRAWAL. An employee may, at any time, withdraw from the Purchase Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. Upon withdrawal, the entire credit balance in the employee stock purchase account will be paid to the employee in cash within 30 days. Participation in the Purchase Plan also will cease on the date the employee ceases to be an eligible employee for any reason, and the entire credit balance in the stock purchase account will be paid to the employee or the employee’s estate or designated beneficiary, as applicable, within 30 days.

FEDERAL INCOME TAX CONSEQUENCES. The Purchase Plan is intended to comply with the requirements governing employee stock purchase plans set forth in the Code. Certain favorable tax consequences are afforded to purchasers of stock pursuant to an employee stock purchase plan meeting those requirements. If a participant acquires stock under such a plan and holds it for a period of more than two years from the date the option is granted and more than one year from the date the option is exercised, the participant will not realize any ordinary income on exercise but will realize ordinary income upon disposition of such stock to the extent of the lesser of (1) the excess market value of such stock at the time the option was granted over its option price and (2) the excess of the fair market value of such stock at the time of disposition over its option price, and the participant would report any additional gain as capital gain. Neither the grant of an option under an employee stock purchase plan meeting the requirements in the Code nor the exercise of such an option has tax consequences to the Company. If a participant disposes of stock acquired pursuant to such an option within two years from the date the option is granted or one year from the date the option is exercised, the participant must report as ordinary income the difference between the option price and the fair market value of the stock at the time the option was exercised, and the Company may take an income tax deduction in that amount.

AMENDMENT AND TERMINATION. The Board of Directors may, at any time, amend or terminate the Purchase Plan, except that no amendment will be made without the prior approval of the shareholders which would (i) authorize an increase in the number of shares of Common Stock which may be purchased under the Purchase Plan except as provided in the Purchase Plan, (ii) permit the issuance of Common Stock for payment therefor in full, (iii) increase the rate of payroll deductions above 20% of Current Compensation, or (iv) reduce the price per share at which the Common Stock may be purchased. The Purchase Plan will terminate automatically on May 30, 2008, unless extended by the Board of Directors.

NON-U.S. EMPLOYEES

On July 1, 1998, the Board of Directors of the Company adopted the Non-U.S. Purchase Plan for employees of the Company’s non-U.S. subsidiaries who are not subject to taxation under U.S. tax laws. The terms of the Non-U.S. Purchase Plan correspond to those of the Purchase Plan, except as required to comply with local tax and other applicable law. The maximum number of shares that may be issued under the Non-U.S. Purchase Plan is 200,000. However, shares issued under the Non-U.S. Purchase Plan decrease the number of shares that may be issued under the Purchase Plan by a corresponding amount. Consequently, upon approval of the amendment to increase the number of shares reserved for issuance under the Purchase Plan to 500,000, the maximum number of shares that may be issued under both Purchase Plans together shall not exceed 500,000.

The eligibility requirements under the Non-U.S. Purchase Plan differ from those described in the Purchase Plan. Under the Non-U.S. Purchase Plan, all employees of a non-U.S. subsidiary designated by the Compensation Committee who have been employed by such subsidiary for more than three months are eligible to participate. As of February 28, 2003, there were 45 employees eligible to participate in the Non-U.S. Purchase Plan. Also, because the Non-U.S. Purchase Plan only applies to employees of non-U.S. subsidiaries, the federal income tax consequences described above are inapplicable to the Non-U.S. Purchase Plan.

Appendix B

Amended and Restated Employee Stock Purchase Plan

EMBREX, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

July 20, 2000

ARTICLE I. INTRODUCTION

Section 1.01 Background. On January 28, 1993, the Board of Directors of Embrex, Inc. (the “Company”) adopted the Employee Stock Purchase Plan, and the shareholders of the Company approved such plan at the Annual Meeting of Shareholders on May 20, 1993. On November 21, 1996, the Board of Directors amended such plan by adopting this Amended and Restated Employee Stock Purchase Plan (hereinafter referred to as the “Plan”). The Board of Directors most recently amended and restated the Plan on July 20, 2000.

Section 1.02 Purpose. The purpose of the Plan is to provide the employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company’s Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

Section 1.03 Effective Date. The Plan became effective on June 1, 1993.

Section 1.04 Rules of Interpretation. It is intended that the Plan be an “employee stock purchase plan” as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder. Accordingly, the Plan will be interpreted and administered in a manner consistent therewith. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

Section 1.05 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Acceleration Date” means either an Acquisition Date or a Transaction Date.

(b) “Acquisition Date” means (i) the date of public announcement of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any “person” (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty percent (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee (as defined in Section 1.05(d) below) has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

(c) “Affiliate” means any parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code.

(d) “Committee” means the committee appointed under Section 10.01.

(e) “Company” means Embrex, Inc., a North Carolina corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

(f) “Current Compensation” means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

(g) “Employee” means any individual who is an employee of the Company or a Participating Affiliate for income tax purposes and whose customary employment is at least twenty (20) hours per week and at least five (5) months in any calendar year.

(h) “Employer” means the Company or a Participating Affiliate, as the case may be.

(i) “Enrollment Date” means the first day of a Purchase Period.

(j) “Fair Market Value” as of a given date means such value of the Stock reasonably determined by the Committee but which is not less than (i) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on such date, if the Stock is then quoted on Nasdaq; (ii) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; or (iii) the closing price of the Stock on such date on a national securities exchange.

(k) “Participant” means an Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan under Section 2.02.

(l) “Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose Employees may participate in the Plan.

(m) “Plan” means the Embrex, Inc. Amended and Restated Employee Stock Purchase Plan, the provisions of which are set forth herein.

(n) “Purchase Period” means in the year of a Participant’s Enrollment Date the period beginning on the Enrollment Date and ending on the next succeeding June 30, and thereafter means the one year period beginning on July 1 of each year and ending on the earlier of June 30 of the next year or any Acceleration Date; provided, however, that in the event of an Acceleration Date, the Purchase Period shall end on the Acceleration Date, and any Purchase Period immediately following a Purchase Period ending on an Acceleration Date shall mean the period beginning on the first day following such Acceleration Date and ending on the earlier of the next June 30 or the next Acceleration Date.

(o) “Stock” means the Company’s Common Stock, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

(p) “Stock Purchase Account” means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

(q) “Transaction Date” means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

ARTICLE II. ELIGIBILITY AND PARTICIPATION

Section 2.01 Eligibility. Any Employee who has completed three (3) months of employment with the Employer shall be eligible to participate in the Plan.

Section 2.02 Election to Participate. An Employee may elect to participate in the Plan by filing with the Employer a form provided by the Employer (an “Election Form”) authorizing regular payroll deductions from Current Compensation. Participation and payroll deductions shall begin on the Employee’s first Enrollment Date and shall continue until the Employee withdraws from the Plan or ceases to be eligible to participate in the Plan.

Section 2.03 Commencement of Participation. The first Enrollment Date for an eligible Employee shall be the date the Employee has completed three (3) months of employment with the Employer, provided the Employee has filed an Election Form with the Company within one (1) month prior to such date. The first Enrollment Date for an Employee who files an Election Form after such date shall be the following July 1.

Section 2.04 Limits on Stock Purchase. No Employee shall be granted any right to purchase hereunder if such Employee, immediately after a right to purchase is granted, would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of all Affiliates. For purposes of this Plan, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock that a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section 2.05 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment, nor does participation in the Plan entitle a Participant to be retained as an employee.

ARTICLE III. PAYROLL DEDUCTIONS AND

STOCK PURCHASE ACCOUNT

Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any whole percentage from one percent (1%) through twenty percent (20%) of Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant’s Employer a form provided by such Employer for such purpose. The effective date of any reduction or increase in future payroll deductions will be the first day of the next succeeding pay period. Also, the Participant may cease making payroll deductions at any time, as provided in Section 6.01.

Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant’s Stock Purchase Account on each payday.

Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant’s Stock Purchase Account.

Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

ARTICLE IV. RIGHT TO PURCHASE SHARES

Section 4.01 Number of Shares. Subject to the provisions of Section 5.01 herein, each Participant will have the right to purchase at any time, at the price specified in Section 4.02, any number of whole shares of Stock that can be purchased with the entire credit balance in the Participant’s Stock Purchase Account; provided, however, that on no occasion may any one Participant purchase (a) more than Five Thousand (5,000) shares of Stock under the Plan during any Purchase Period or (b) more than Twenty-five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates during any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

Section 4.02 Purchase Price. The purchase price shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of the Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the date of exercise of the right to purchase by the Participant, in each case rounded up to the next higher full cent.

ARTICLE V. EXERCISE OF RIGHT

Section 5.01 Purchase of Stock. A Participant may purchase shares of Stock at any time by filing written notice with his or her Employer, on a form provided for this purpose by the Employer, designating the portion of the credit balance in such Participant’s Stock Purchase Account to be used for such purchase; provided, however, that the number of shares purchasable upon any exercise of this right shall be no less than ten (10) whole shares and shall be no greater than the largest number of whole shares of Stock purchasable with such credit balance (subject to the additional limitations of Section 4.01); and, provided, further, that each Participant may exercise this right of purchase on no more than four (4) occasions during any Purchase Period.

Section 5.02 Stock Transfer Restrictions. This Plan is intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the benefits of this provision if such Participant disposes of Stock acquired pursuant to the Plan within two (2) years from the first day of the Purchase Period or within one (1) year from the date the Stock is purchased by the Participant.

Section 5.03 Cash Distributions. Any amount remaining in a Participant’s Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of the Purchase Period.

Section 5.04 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI. WITHDRAWAL FROM PLAN

Section 6.01 Voluntary Withdrawal. A Participant may, at any time, withdraw from the Plan and cease making payroll deductions by filing with such Participant’s Employer a form provided for this purpose. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period.

Section 6.02 Death. Participation in the Plan will cease on the date of the Participant’s death, and the entire credit balance in the Stock Purchase Account will be paid to the Participant’s estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant’s estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant’s Employer during the Participant’s lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.

Section 6.03 Termination of Employment. Participation in the Plan also will cease on the date the Participant ceases to be an Employee for any reason other than death. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section, an unpaid leave of absence without the prior written approval of the Committee will be deemed a termination of employment, but a paid leave of absence or an unpaid leave of absence that has been approved by the Committee or is required by law or regulation will not be deemed a termination of employment as an Employee.

ARTICLE VII. NONTRANSFERABILITY

Section 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the laws of descent and distribution, and must be exercisable during the Participant’s lifetime only by the Participant. The right to purchase Stock hereunder will not be subject to execution, attachment or similar process. Except as provided herein, any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

Section 7.02 Nontransferable Account. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

ARTICLE VIII. STOCK CERTIFICATES

Section 8.01 Delivery. Within thirty (30) days after a Participant exercises his or her right to purchase pursuant to Section 5.01, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased or shall give the Participant notice that the shares are credited to an account in the Participant’s name with a brokerage company that holds the shares in its street name.

Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) within a reasonable time following exercise of the right to purchase, and delivery of certificates may be deferred until registration is accomplished.

Section 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until a certificate representing the same is issued or the Participant receives notice that the Shares are credited to an account in the Participant’s name with a brokerage company that holds the shares in its street name.

Section 8.04 Form of Ownership. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Participant’s Employer.

ARTICLE IX. AMENDMENT OF AND

TERMINATION OF PLAN

Section 9.01 Powers of Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, (c) increase the rate of payroll deductions above twenty percent (20%) of Current Compensation, or (d) reduce the price per share at which the Stock may be purchased.

Section 9.02 Automatic Termination. The Plan will terminate automatically on May 30, 2003, unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five (5) years each.

ARTICLE X. ADMINISTRATION

Section 10.01 Appointment of Committee. The Board of Directors of the Company shall appoint a Committee to administer the Plan consisting of three or more persons (who may, but need not be, directors of the Company or of a Participating Affiliate). The Board will determine the size of the Committee from time to time and will have the power to remove and replace the members thereof.

Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

Section 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan shall be authorized but unissued Stock. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed Two Hundred Thousand (200,000) shares, less the number of shares that are issued under the Amended and Restated Employee Stock Purchase Plan of the Company.

Section 10.04 Notices. Notices to the Committee should be addressed as follows:

Embrex, Inc.

P.O. Box 13989

Research Triangle Park, NC 27709-3989

Attention: Employee Stock Purchase Plan Committee

ARTICLE XI. ADJUSTMENT FOR CHANGES

IN STOCK OR COMPANY

Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or share of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XII. APPLICABLE LAW

Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of North Carolina.

AMENDMENT

TO

EMBREX, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT to the Embrex, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is made effective as of the 18th day of July 2002.

WHEREAS, the Plan was previously amended and restated in July 2000;

WHEREAS, the Board of Directors of Embrex, Inc. (the “Company”) has determined that it would be in the best interests of the Company and its shareholders to further amend the Plan; and

WHEREAS, on July 18, 2002, the Board of Directors approved an amendment to the Plan as set forth below;

NOW, THEREFORE, pursuant to Article IX of the Plan, Section 9.02 of the Plan is hereby amended by deleting such Section in its entirety and inserting in lieu thereof a new Section 9.02 to read as follows:

“9.02 Automatic Termination. The Plan will terminate automatically on May 30, 2008, unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five (5) years each.”

This Amendment is limited as specified and shall not constitute a modification or amendment of any other provision of the Plan.

Approved by the Board of Directors on July 18, 2002.

ATTESTED BY:

/s/ DON T. SEAQUIST
Don T. Seaquist Secretary

Appendix C

Amended and Restated Non-U.S. Employee Stock Purchase Plan

EMBREX, INC.

AMENDED AND RESTATED

NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

July 20, 2000

ARTICLE I. INTRODUCTION

Section 1.01 Background. On June 20, 1998, the Board of Directors of Embrex, Inc. (the “Company”) adopted this Non-U.S. Employee Stock Purchase Plan (hereinafter referred to as the “Plan”). On July 20, 2000, the Board amended and restated the Plan in its present form.

Section 1.02 Purpose. The purpose of the Plan is to provide the employees of non-U.S. subsidiaries of the Company with a benefit comparable to that available to U.S. employees of the Company under the Amended and Restated Employee Stock Purchase Plan.

Section 1.03 Effective Date. The Plan became effective on July 1, 1998.

Section 1.04 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Acceleration Date” means either an Acquisition Date or a Transaction Date.

(b) “Acquisition Date” means (i) the date of public announcement of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any “person” (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty percent (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee (as defined in Section 1.04(d) below) has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

(c) “Affiliate” means any parent or subsidiary corporation of the Company.

(d) “Committee” means the committee appointed under Section 10.01.

(e) “Company” means Embrex, Inc., a North Carolina corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

(f) “Current Compensation” means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

(g) “Employee” means any individual who is an employee of a Participating Non-U.S. Affiliate for income tax purposes and whose customary employment is at least twenty (20) hours per week and at least five (5) months in any calendar year.

(h) “Employer” means any Non-U.S. Participating Affiliate, as applicable.

(i) “Enrollment Date” means the first day of a Purchase Period.

(j) “Fair Market Value” as of a given date means such value of the Stock reasonably determined by the Committee but which is not less than (i) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on such date, if the Stock is then quoted on Nasdaq; (ii) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; or (iii) the closing price of the Stock on such date on a national securities exchange.

(k) “Non-U.S. Affiliate” means an Affiliate, branch office or representative office that is not domiciled within the jurisdiction of the United States.

(l) “Participant” means an Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan under Section 2.02.

(m) “Participating Non-U.S. Affiliate” means a Non-U.S. Affiliate that has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

(n) “Plan” means the Amended and Restated Embrex, Inc. Non-U.S. Employee Stock Purchase Plan, the provisions of which are set forth herein.

(o) “Purchase Period” means in the year of a Participant’s Enrollment Date the period beginning on the Enrollment Date and ending on the next succeeding June 30, and thereafter means the one-year period beginning on July 1 of each year and ending on the earlier of June 30 of the next year or any Acceleration Date; provided, however, that in the event of an Acceleration Date, the Purchase Period shall end on the Acceleration Date, and any Purchase Period immediately following a Purchase Period ending on an Acceleration Date shall mean the period beginning on the first day following such Acceleration Date and ending on the earlier of the next June 30 or the next Acceleration Date.

(p) “Stock” means the Company’s Common Stock, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

(q) “Stock Purchase Account” means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

(r) “Transaction Date” means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

ARTICLE II. ELIGIBILITY AND PARTICIPATION

Section 2.01 Eligibility. Any Employee who has completed three (3) months of employment with the Employer shall be eligible to participate in the Plan beginning on the first day after such person becomes a Regular Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

Section 2.02 Election to Participate. An Employee may elect to participate in the Plan by filing with the Employer a form provided by the Employer authorizing regular payroll deductions from Current Compensation. Participation and payroll deductions shall begin on the Employee’s first Enrollment Date and shall continue until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.

Section 2.03 Commencement of Participation. The first Enrollment Date for an eligible Employee shall be the date the Employee has completed three (3) months of employment with the Employer, provided the Employee has filed an Election Form with the Company within one (1) month prior to such date. The first Enrollment Date for an Employee who files an Election Form after such date shall be the following July 1, and the Enrollment Date for all others shall be the first day of the next Purchase Period following their election.

Section 2.04 Limits on Stock Purchase. No Employee shall be granted any right to purchase hereunder if such Employee, immediately after a right to purchase is granted, would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of all Affiliates. For purposes of this Plan, stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section 2.05 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment, nor does participation in the Plan entitle a Participant to be retained as an Employee.

ARTICLE III. PAYROLL DEDUCTIONS AND

STOCK PURCHASE ACCOUNT

Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any whole percentage from one percent (1%) through twenty percent (20%) of Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant’s Employer a form provided by such Employer for such purpose. The effective date of any reduction or income in future payroll deductions will be the first day of the next succeeding pay period. Also, the Participant may cease making payroll deductions at any time, as provided in Section 6.01.

Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant’s Stock Purchase Account on each payday.

Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant’s Stock Purchase Account.

Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

ARTICLE IV. RIGHT TO PURCHASE SHARES

Section 4.01 Number of Shares. Subject to the provisions of Section 5.01 herein, each Participant will have the right to purchase at any time, at the price specified in Section 4.02, any number of whole shares of Stock that can be purchased with the entire credit balance in the Participant’s Stock Purchase Account; provided, however, that on no occasion may any one Participant purchase (a) more than Five Thousand (5,000) shares of Stock under the Plan during any Purchase Period or (b) more than Twenty-five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates during any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

Section 4.02 Purchase Price. The percentage of Fair Market Value to be used in determining the purchase price during each Purchase Period shall be established by the Committee at least thirty (30) days prior to the commencement of each such Purchase Period. In no event shall the purchase price be less than the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of the Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the date of exercise of the right to purchase by the Participant, in each case rounded up to the next higher full cent.

ARTICLE V. EXERCISE OF RIGHT

Section 5.01 Purchase of Stock. A Participant may purchase shares of Stock at any time by filing written notice with his or her Employer, on a form provided for this purpose by the Employer, designating the portion of the credit balance in such Participant’s Stock Purchase Account to be used for such purchase; provided, however, that the number of shares purchasable upon any exercise of this right shall be no less than ten (10) whole shares and shall be no greater than the largest number of whole shares of Stock purchasable with such credit balance (subject to the additional limitations of Section 4.01); and, provided, further, that each Participant may exercise this right of purchase on no more than four (4) occasions during any Purchase Period.

Section 5.02 Cash Distributions. Any amount remaining in a Participant’s Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of the Purchase Period.

Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI. WITHDRAWAL FROM PLAN

Section 6.01 Voluntary Withdrawal. A Participant may, at any time, withdraw from the Plan and cease making payroll deductions by filing with such Participant’s Employer a form provided for this purpose. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period.

Section 6.02 Death. Participation in the Plan will cease on the date of the Participant’s death, and the entire credit balance in the Stock Purchase Account will be paid to the Participant’s estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant’s estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant’s Employer during the Participant’s lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.

Section 6.03 Termination of Employment. Participation in the Plan also will cease on the date the Participant ceases to be an Employee for any reason other than death. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section, an unpaid leave of absence without the prior written approval of the Committee will be deemed a termination of employment, but a paid leave of absence or an unpaid leave of absence that has been approved by the Committee or is required by law or regulation will not be deemed a termination of employment as a Regular Employee.

ARTICLE VII. NONTRANSFERABILITY

Section 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the laws of descent and distribution, and must be exercisable during the Participant’s lifetime only by the Participant. The right to purchase Stock hereunder will not be subject to execution, attachment or similar process. Except as provided herein, any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

Section 7.02 Nontransferable Account. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

ARTICLE VIII. STOCK CERTIFICATES

Section 8.01 Delivery. Within thirty (30) days after a Participant exercises his or her right to purchase pursuant to Section 5.01, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased or shall give the Participant notice that the shares are credited to an account in the Participant’s name with a brokerage company that holds the shares in its street name.

Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) within a reasonable time following exercise of the right to purchase, and delivery of certificates may be deferred until registration is accomplished.

Section 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until a certificate representing the same is issued or the Participant receives notice that the Shares are credited to an account in the Participant’s name with a brokerage company that holds the shares in its street name.

Section 8.04 Form of Ownership. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Participant’s Employer.

ARTICLE IX. AMENDMENT OF AND

TERMINATION OF PLAN

Section 9.01 Powers of Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, (c) increase the rate of payroll deductions above twenty percent (20%) of Current Compensation, or (d) reduce the price per share at which the Stock may be purchased.

Section 9.02 Automatic Termination. The Plan will terminate automatically on May 30, 2003, unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five (5) years each.

ARTICLE X. ADMINISTRATION

Section 10.01 Appointment of Committee. The Board of Directors of the Company shall appoint a Committee to administer the Plan consisting of three or more persons (who may, but need not be, directors of the Company or of a Participating Affiliate). The Board will determine the size of the Committee from time to time and will have the power to remove and replace the members thereof.

Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

Section 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan shall be authorized but unissued Stock. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed Two Hundred Thousand (200,000) shares, less the number of shares that are issued under the Amended and Restated Employee Stock Purchase Plan of the Company.

Section 10.04 Notices. Notices to the Committee should be addressed as follows:

Embrex, Inc.

P.O. Box 13989

Research Triangle Park, NC 27709-3989

Attention: Employee Stock Purchase Plan Committee

ARTICLE XI. ADJUSTMENT FOR CHANGES

IN STOCK OR COMPANY

Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or share of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XII. PROVISIONS TO CONFORM

TO APPLICABLE LAW

The Committee may adopt additional terms and conditions of participation in the Plan to the extent necessary and desirable to satisfy the laws of a jurisdiction to which a Participant may be subject. Such additional terms and conditions may but need not apply to Participants who are not subject to the laws of such jurisdiction, as determined by the Committee in its sole discretion.

Appendix D

Proxy Card

PROXY	EMBREX, INC.	PROXY

Proxy for Annual Meeting of Shareholders to be held on May 15, 2003

Solicited by the Board of Directors

Randall L. Marcuson and Don T. Seaquist are each hereby appointed and constituted as attorney and proxy of the undersigned, each with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Embrex, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters at 1040 Swabia Court, Durham, NC, on May 15, 2003, at 9:00 a.m., local time, and any adjournments of the meeting.

This proxy and the shares represented hereby will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy and such shares will be voted FOR the proposals set forth on the reverse side and described in the accompanying proxy statement. The above-named attorneys and proxies will also have the discretionary authority to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments of the meeting. This proxy may be revoked prior to its exercise.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting and the Annual Report to Shareholders for 2002.

You may vote your proxy by Internet, telephone or mail as described on the reverse side. If you vote by Internet or telephone, please do not mail the proxy card. If your shares are held in the name of a broker, bank or other holder of record (that is, in “street name”), you may need to contact your broker or other holder to find out whether you can vote by Internet or telephone.

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EMBREX, INC. 1040 SWABIA COURT DURHAM, NC 27703

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple recorded instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Embrex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EMBRX:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED		DETACH AND RETURN THIS PORTION

EMBREX, INC.

The Board of Directors Recommends a Vote FOR the Proposals Listed Below.

1.     Election of Board of Directors:

Nominees:	01) C. Daniel Blackshear	For	Withhold	For All	Instruction: To withhold authority to
	02) David L. Castaldi	All	All	Except	vote for any individual nominee, write
	03) Peter J. Holzer				that nominee’s number on the line below.
	04) Ganesh M. Kishore, Ph.D.	☐	☐	☐
05) John E. Klein
06) Randall L. Marcuson

2.    Approval of amendments to the Company’s Amended and Restated Employee Stock Purchase Plan and Amended and Restated Non-U.S. Employee Stock Purchase Plan, which would increase the maximum number of shares of Common Stock available for purchase under such Plans:

	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Ratification of the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2003:	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership or other non-corporate entity, please sign in the entity’s name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

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